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                                                                       EXHIBIT 4



                          REGISTRATION RIGHTS AGREEMENT

                           MADE AS OF AUGUST 3, 2000,

                                     BETWEEN

                               MSI HOLDINGS, INC.,
                            DOING BUSINESS AS APERIAN

                                       AND

                             HEWLETT-PACKARD COMPANY



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                                TABLE OF CONTENTS


1.       Demand Registration........................................................................1

2.       Piggyback Registrations....................................................................2

3.       Holdback Agreements........................................................................3

4.       Registration Procedure.....................................................................4

5.       HP Procedures..............................................................................5

6.       Registration Expenses......................................................................6

7.       Indemnification and Contribution...........................................................7

8.       Participation in Underwritten Registrations................................................9

9.       Compliance with Rule 144...................................................................9

10.      Definitions...............................................................................10

11.      Miscellaneous.............................................................................11



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                          REGISTRATION RIGHTS AGREEMENT


                  THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of August 3, 2000, between MSI Holdings, Inc., a Utah corporation doing business as Aperian, (the "Company") and Hewlett-Packard Company ("HP").

                  WHEREAS, the parties to this Agreement are parties to a Note Purchase Agreement of even date herewith (the "Note Purchase Agreement"), pursuant to which the Company shall issue to HP a Convertible Secured U.S. $40,000,000 Promissory Note dated as of the date hereof. In order to induce HP to enter into the Note Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 10 hereof.

                  NOW, THEREFORE, the parties hereto agree as follows:

1. Demand Registration.

         (1) On or after the date that is six (6) months after the date hereof, HP may, at any time, request registration under the Securities Act of all or 30% or greater of their Registrable Securities on Form S-1 or any similar or successor long-form registration ("Long-Form Registration") or, if available, on Form S-2, S-3, or on any similar or successor short-form registration ("Short-Form Registration") provided that the total gross estimated proceeds of such offering are at least $1,000,000. HP shall be entitled to request two (2) Long-Form Registration and unlimited Short-Form Registrations. All registrations requested pursuant to this Section 1(a) are referred to as "Demand Registrations". A Demand Registration will be a Short-Form Registration whenever the Company is permitted to use any applicable short form.

         (2) If a Demand Registration is an underwritten public offering and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can successfully be sold in such offering, the Company will include in such registration, prior to the inclusion of any securities which are not Registrable Securities, the number of Registrable Securities requested to be included which in the opinion of such underwriters can he successfully sold, such Registrable Securities to be taken from the holders of such securities pro rata on the



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                  basis of the number of shares of such securities for which the
                  Company has been given requests for inclusion therein by each such holder thereof.

         (3) The Company shall not be obligated to effect any Demand Registration within one hundred and eighty (180) days of a previous Demand Registration or within one hundred and eighty
                  (180) days of a previous registration in which HP was given piggyback rights pursuant to Section 2. The Company may postpone for up to one hundred and eighty (180) days the filing or effectiveness of a registration statement for a Demand Registration if the Company reasonably believes such Demand Registration would have an adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other significant transaction or to permit the Company to avoid a special audit.

         (4) The Company shall have the right to select the investment banker(s) and manager(s), if any, to administer the offering.

         (5) The Registration Expenses of HP will be paid by the Company in all Demand Registrations.

2. Piggyback Registrations.

         (1) If, at any time during which any Registrable Securities remain outstanding, the Company proposes to register any of its Common Stock under the Securities Act in an underwritten public offering, other than pursuant to a registration on Form S-8 or Form S-4, or any similar forms then in effect (a "Piggyback Registration"), the Company will give prompt written notice to HP of its intention to effect such a registration (the "Registration Notice") and will, subject to Sections 2(c) and 2(d), include in such registration all Registrable Securities of HP with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the receipt of the Company's notice, not to exceed a maximum number of shares for HP equal to the product obtained when HP's pre-registration holdings of Registrable Securities are multiplied by a fraction, the numerator of which is the total number of shares proposed to be sold in the Piggyback Registration by all other selling shareholders and the denominator of which is the total pre-transaction shareholdings of all other selling shareholders ("Pro Rata Fraction").



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         (2)      The Registration Expenses of HP will be paid by the Company in all Piggyback Registrations.

         (3) If a Piggyback Registration includes shares to be sold on behalf of the Company ("Primary Shares"), and the managing underwriter or underwriters advise the Company that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without materially adversely affecting the marketability of the offering, the Company will include in such registration, (i) first, the securities the Company proposes to sell; and (ii) second, the Registrable Securities requested to be included in such registration by HP and all other Common Stock requested to be included in such registration (the "Other Common Stock"), to be included pro rata on the basis of the number of shares of such securities for which the Company has been given written requests for inclusion therein by each such holder thereof.

         (4) If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities (not including Primary Shares), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, if any, and (ii) second, the Registrable Securities requested to be included in such registration by HP and all Other Common Stock requested to be included in such registration, to be included pro rata on the basis of the number of shares of such securities for which the Company has been given written requests for inclusion therein by each such holder thereof.

3. Holdback Agreements. Each holder of Registrable Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and the earlier of (a) the one hundred and eighty (180) day period beginning on the effective date of any Demand Registration or Piggyback Registration in which Registrable Securities are included (except as part of such underwritten registration), and (b) the time period for which all executive officers and directors of the Company agree to be bound pursuant to similar agreements, or such shorter term period to which the underwriters managing the registered public offering otherwise agree.



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4. Registration Procedure. The Company will use all commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the provisions of this Agreement, and pursuant thereto the Company will, as expeditiously as possible but subject to the terms hereof:

         (1) Prepare and file with the SEC a Registration Statement with respect to such Registrable Securities on such appropriate and legally available form as the Company in its discretion shall elect (the "Registration Statement") and use all commercially reasonable efforts to cause such Registration Statement to become effective (provided that before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected and paid for by HP copies of all such documents proposed to be filed);

         (2) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith (the "Prospectus") as may be necessary to keep such Registration Statement effective for a period of not less than one hundred and eighty (180) days from the effective date of the Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period;

         (3) Furnish each seller of Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

         (4) Use all commercially reasonable efforts to register or qualify such Registrable Securities under the securities or blue sky laws of such states and the District of Columbia as any seller of Registrable Securities reasonably requests and do any and all other acts and things which may be reasonably or advisable to enable such seller to consummate the disposition in such states and the District of Columbia of the Registrable Securities owned by HP (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);



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         (5)      Notify each seller of such Registrable Securities of the
                  happening of any event of which the Company becomes aware, as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and the Company will prepare a supplement or amendment to the Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

         (6) Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

         (7) Otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

         (8) In the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Common Stock included in such Registration Statement for sale in any jurisdiction, the Company will use all commercially reasonable efforts promptly to obtain the withdrawal of such order.

5. HP Procedures.

         (1) In connection with any Registration Statement, the Company may require HP to furnish to the Company such information regarding HP and its proposed distribution of Registrable Securities, to the extent necessary to comply with the Securities Act, as the Company may from time to time reasonably request in writing.

         (2) HP agrees to cooperate with the Company in all reasonable respects in connection with the preparation and filing of each Registration Statement and any amendment thereof, any Prospectus relating thereto and any



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                  Prospectus supplement relating thereto with respect to the offer and sale of Registrable Securities of HP.

6. Registration Expenses.

         (1) All expenses incident to the Company's or HP's performance of or compliance with this Agreement, including all NASD registration and filing fees, fees and expenses of compliance with securities or blue sky laws, listing fees, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, and other Persons retained by the Company or HP, including all consultants, advisors, and experts fees and expenses of the Company or HP of the type ordinarily incurred in connection with the registration of securities (all such expenses being herein called "Registration Expenses"), will be borne by the Company; provided that Registration Expenses shall not include, and HP shall pay its respective Pro Rata Fraction of all underwriting discounts and commissions applicable to Registrable Securities sold by it pursuant to this Agreement and all legal fees and expenses of counsel retained by HP.

         (2) To the extent Registration Expenses are not required to be paid by the Company pursuant to Section 6(a), HP will vis a vis the other selling stockholders, pay its respective Pro Rata Fraction of those Registration Expenses directly allocable to the registration of HP's securities so included, and any Registration Expenses not so allocable will be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.



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7. Indemnification and Contribution.

         (1) The Company shall indemnify and hold harmless, to the fullest extent permitted by law, HP, against all losses, claims, damages, liabilities and expenses (including reasonable fees and legal expenses) resulting from any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any amendment or supplement thereto, or any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except in each case insofar as the same arises out of or is based upon an untrue statement of a material fact or an omission to state a material fact in such Registration Statement, Prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in reliance upon and in conformity with written information furnished to the Company by HP for use therein or by HP's failure to deliver a copy of the Registration Statement or Prospectus or any amendments or supplements thereto after the Company has furnished HP with a sufficient number of copies of the same.

         (2) HP shall indemnify and hold harmless to the fullest extent permitted by law, the Company, its officers, directors, employees, representatives and agents, and each Person who controls (within the meaning of the Securities Act) the Company, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) resulting from any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any amendment or supplement thereto, and any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent the same arises out of or is based upon any untrue statement of a material fact or any omission to state a material fact in such Registration Statement, Prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be in reliance upon and in conformity with written information furnished to the Company by HP for use therein.

         (3) Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who will conduct the defense of such claim or litigation, is approved by the



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                  Indemnified Party (whose approval will not be unreasonably withheld or delayed); and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations except to the extent that its defense of the claim or litigation involved is prejudiced by such failure; provided, however, that the Indemnified Party shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to the conflicted interests between such Indemnified Party and the Indemnifying Party. The Indemnified Party may participate in such defense at such Indemnified Party's expense. No Indemnifying Party, in the defense of any such claim or litigation, except with the prior consent of each Indemnified Party, shall consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant of plaintiff to such Indemnified Party of a release from all liability in respect to any claim or litigation, and no Indemnified Party will consent to entry of any judgment or settle any claim or litigation without the prior written consent of the Indemnifying Party. Each Indemnified Party shall furnish such information regarding himself, herself, or itself and the claim in question as the Indemnifying Party may reasonably request and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

         (4)      If for any reason the indemnification provided for in this
                  Section 7 from an Indemnifying Party, although otherwise applicable by its terms, is determined by a court of competent jurisdiction to be unavailable to an Indemnified Party hereunder, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Parties as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of such Indemnifying Party and the Indemnified Parties in connection with the actions that resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and the Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue statement of a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or the Indemnified Parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred



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                  to above shall be deemed to include, subject to the
                  limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

8. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Company and other Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, share custody agreements, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

9. Compliance with Rule 144. To the extent the Company is a publicly traded company and with a view to making available to HP the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit HP to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use commercially reasonable efforts to:

         (1) Make and keep public information available, as those terms are understood and defined in Rule 144, at all times after ninety
                  (90) days from the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

         (2) Take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable HP to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

         (3) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act; and

         (4) Furnish to HP, so long as HP owns any Registrable Securities, promptly upon request (i) a written statement by the Company that it has complied with the reporting requirements of the Securities Exchange Act (at any time after ninety (90) days from the date on which it becomes subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the



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                  Company, and (iii) such other information as may be reasonably requested in availing HP of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such Form S-3.

10. Definitions.

         (1)      "Agreement" has the meaning set forth in the preamble.

         (2)      "Common Stock" means the Company's Common Stock.

         (3)      "Company" has the meaning set forth in the preamble.

         (4)      "Demand Registrations" has the meaning set forth in Section
                  1(a).

         (5)      "HP" has the meaning set forth in the preamble.

         (6)      "Indemnified Party" has the meaning set forth in Section 7(c).

         (7)      "Indemnifying Party" has the meaning set forth in Section
                  7(c).

         (8)      "Long-Form Registration" has the meaning set forth in Section
                  1(a).

         (9)      "Note" has the meaning set forth in the recitals.

         (10) "Note Purchase Agreement" has the meaning set forth in the recitals.

         (11)     "Other Common Stock" has the meaning set forth in Section
                  2(c).

         (12) "Person" means any natural person and any corporation, partnership, limited liability company or other business entity.

         (13)     "Piggyback Registration" has the meaning set forth in Section
                  2(a).

         (14)     "Primary Shares" has the meaning set forth in Section 2(c).

         (15)     "Pro Rata Fraction" has the meaning set forth in Section 2(a).

         (16)     "Prospectus" has the meaning set forth in Section 4(b).

         (17) "Registrable Securities" means, with respect to HP, (i) the Common Stock issued to HP upon conversion of the Note, and
                  (ii) any Common



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                  Stock or other equity securities issued or issuable with
                  respect to the securities referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities (A) when they have been distributed to the public pursuant to an offering registered under the Securities Act or
                  (B) after the Registrable Securities held by HP first become eligible for sale all at one time in a single sale pursuant to Rule 144 (or any similar rule then in force).

         (18)     "Registration Expenses" has the meaning set forth in Section
                  6(a).

         (19)     "Registration Notice" has the meaning set forth in Section
                  2(a).

         (20)     "Registration Statement" has the meaning set forth in Section
                  4(a).

         (21) "Rule 144" means Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time.

         (22)     "SEC" means the Securities and Exchange Commission.

         (23)     "Securities Act" means the Securities Act of 1933, as amended.

         (24) "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (25)     "Short-Form Registration" has the meaning set forth in Section
                  1(a).

11. Miscellaneous.

         (1) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and HP.

         (2) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and permitted assigns.

         (3) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or



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                  invalid under applicable law, such provision will be
                  ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         (4) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement.

         (5) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement

         (6) Governing Law. This Agreement shall be governed by and construed in accordance with the internal law, and not the law of conflicts, of California.

         (7) Waiver of Jury Trial. The Company and HP each hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, whether the claims raised in such proceeding are based on contract, tort, or otherwise.

         (8) Notices. Any notice, request, or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of delivery if personally delivered, or the date of being faxed if sent by confirmed fax, on the first business day after being sent if sent by recognized overnight courier, and on the third business day after being mailed if sent by registered or certified mail, postage prepaid, addressed (i) if to HP, to Hewlett-Packard Company, Financing & Complements Group, 333 Logue Avenue, Mountain View, CA 94043, Attention: General Manager, Fax Number 650-919-8013, with a copy to Hewlett-Packard Company, 3000 Hanover Street, MS: 20BQ, Palo Alto, California 94304,
                  Attention: Legal Department, Fax Number (650) 857-4392, or to such other address as HP shall have furnished to the Company in writing as provided herein, or (ii) if to the Company, to:
                  MSI Holdings, Inc., d/b/a Aperian, 1121 East Seventh Street, Austin, TX 78702-3220, Attention: Chief Executive Officer, fax number (512) 473-2371, or to such other address as the Company shall have furnished to HP in writing as provided herein.



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         IN WITNESS WHEREOF, the parties have executed this Registration Rights
Agreement as of the date first written above.


COMPANY:                                     HP:

MSI HOLDINGS, INC.,                          HEWLETT-PACKARD COMPANY
d/b/a APERIAN
                                             By:    /s/ Craig White
                                                --------------------------------
By:    /s/ Douglas W. Banister               Name:  Craig White
   ------------------------------                 ------------------------------
Name:  Douglas W. Banister                   Title: Vice President and General
     ----------------------------                   Manager
Title: Vice President and Chief
       Financial Officer




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